Exhibit 10.1

ACQUISITION ADVISORY AND COORDINATION AGREEMENT

This Acquisition Advisory and Coordination Agreement (this “Agreement”) is made and entered into as of April 15, 2026 (the “Effective Date”), by and between the following parties:

Party A (Advisor):

Broad Investment Securities LLC

Registered Address: 1801 S Myrtle Ave #H, Monrovia, CA 91016, U.S.A.

Authorized Representative: Ali Kaya

Party B (Client):

MANSIONS CATERING AND HOTEL LTD

Registered Address: 5 Norfolk Place, London, W21QN, United Kingdom

Authorized Representative: Siping Xu

(Collectively referred to as the “Parties”; each individually a “Party”)

RECITALS

WHEREAS, Client intends to acquire 75% of the equity interests in 株式会社みらい (the “Target Company”), a Japanese corporation;

WHEREAS, Advisor has obtained a full power of attorney from the Target Company and its controlling shareholders, authorizing Advisor to handle all transaction matters, corporate changes, equity registration, and collect all transfer proceeds in connection with Client’s acquisition of the Target Company;

WHEREAS, Client desires to engage Advisor to provide acquisition advisory, overall coordination, Japanese legal registration, equity transfer, and escrow collection services in relation to the Acquisition;

WHEREAS, Advisor agrees to provide such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

1.1 Target Company means Kabushiki Kaisha Mirai (株式会社みらい), the company whose 75% equity interests are to be acquired by Party B. Corporate Registration No.: 0118-01-043165. Registered Address: Room 1005, Okachimachi Green Heights, 6-1-6 Ueno, Taito-ku, Tokyo, Japan.

1.2 Transaction means the transaction arrangement whereby Party B acquires 75% of the equity interests in the Target Company. Party A has obtained a full power of attorney from the Target Company, and is authorized to act on behalf of the Target Company and its controlling shareholders to handle all transaction matters, corporate changes and equity registration in connection with Party B’s acquisition of the Target Company, and to collect the full equity transfer purchase price on behalf of the Target Company. (For the full power of attorney issued by the Target Company, see Exhibit A.)

1.3 Advisory and Collection Services means the transaction advisory services, overall coordination services, and the service of collecting the full equity transfer purchase price hereunder, all provided by Party A to Party B in connection with the Transaction.

1.4 Registration Services means the assistance services provided by Party A in Japan in connection with the Transaction, including equity transfer, registration amendments, document submission and process coordination.

1.5 Registration Confirmation of Equity Change by the Legal Affairs Bureau means that the competent Japanese authority or Legal Affairs Bureau has completed and confirmed the registration of the equity change of the Target Company, sufficient to evidence that Party B or its designee has legally acquired 75% of the equity interests in the Target Company.

ARTICLE 2 ENGAGEMENT

2.1 Client hereby engages Advisor as its exclusive acquisition advisor and overall coordinator for the Acquisition, and Advisor accepts such engagement to provide the Services.

2.2 Advisor shall provide professional assistance and coordination for equity transfer, registration, and local Japanese implementation to ensure the lawful and effective completion of the Acquisition.

2.3 The Services are transaction-specific. Nothing in this Agreement shall constitute a financial guarantee, legal guarantee, or warranty of any kind by Advisor, except as expressly set forth herein.

ARTICLE 3 BASIC TERMS OF THE ACQUISITION

3.1 Client shall acquire 75% of the issued and outstanding equity interests of the Target Company.

3.2 The total Consideration for the Acquisition is US$1,000,000.

3.3 Detailed terms including equity transfer arrangements, closing documents, corporate resolutions, tax allocation, and historical liability shall be set forth in a definitive Equity Transfer Agreement and ancillary documents.

3.4 Advisor shall facilitate the execution, closing, and registration process but shall not assume the statutory duties of legal counsel, auditors, accountants, appraisers, or other professional advisors.

ARTICLE 4 ESCROW COLLECTION AND PAYMENT OF CONSIDERATION

4.1 Escrow Collection. Due to strict Japanese fund supervision requirements, the Parties and the Target Company agree that Advisor shall act as the escrow agent to receive the entire Consideration of USD 1,000,000.

4.2 Payment Terms:

Party B shall pay the equity transfer price to the designated account of Party A in the following manner:

(1) Within 3 business days after the execution of the Equity Transfer Agreement between Party B and the Target Company, Party B shall pay USD 290,000 to Party A.

(2) Within 3 days from the date on which the Target Company obtains the Tombstone Register (藤本) issued by the Japan Legal Affairs Bureau or other registration certificate with equivalent probative effect confirming the completion of the equity transfer, Party B shall pay the remaining USD 290,000 to Party A.

(3) Third installment: USD 420,000.00, payable within 3 business days after Closing.

4.3 Designated Account:

Account Name: Broad Investment Securities LLC

Account Number: [**]

Bank Name: [**]

Bank Address: [**]

Routing Number (ACH/ABA): [**]

SWIFT Code: [**]

4.4 Disbursement and Closing. Upon receipt of full Consideration, Advisor shall disburse funds in accordance with the Acquisition terms and assist the Target Company to complete equity transfer and registration.

ARTICLE 5 ADVISOR FEE AND PAYMENT

5.1 Advisor Fee. Client shall pay Advisor a total fee of USD 200,000 for the Services.

5.2 Payment Terms:

(1) Initial Fee: US$30,000, payable within 3 Business Days of the Effective Date;

(2) Within five (5) Business Days following the Completion Date of Party B’s acquisition of the equity interests in the Japanese Target Company, Party B shall pay USD170,000 to Party A.

5.3 The Advisor Fee is fixed and shall not be adjusted due to Client’s post-Acquisition operating performance, except as otherwise expressly provided herein.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES REGARDING THE TARGET COMPANY

6.1 Fundamental Representations and Warranties

Party A represents and warrants to Party B that, as of the date hereof and the Closing Date, the Target Company meets the following conditions:

(1) Its annual operating revenue is not less than US$20,000,000.00;

(2) The Target Company is operationally profitable (after deducting annual administrative and operating expenses of US$320,000) with no operating losses;

(3) The Target Company is duly incorporated, validly existing and in good legal standing, and is lawfully able to complete the equity transfer and registration procedures hereunder;

(4) Following the completion of the Acquisition by Party B, the Target Company shall maintain annual operating revenue of no less than US$20,000,000 for three consecutive fiscal years;

(5) Party B shall provide Party A with true and complete audited financial data (if any) of the Target Company and warrants the authenticity and validity of such materials;6.1.6 The Target Company has no material defects, including but not limited to material misrepresentations, intentional concealments, non - bona fide upstream or downstream customers or business partners, and other material adverse issues;

(6) The Target Company’s financial reporting complies with the auditing standards promulgated by the Public Company Accounting Oversight Board (PCAOB) of the United States.

6.2 Financial Criteria

For the avoidance of doubt, the Parties agree that the requirements of “annual operating revenue of not less than US$20,000,000” and “no losses” shall, in principle, be determined based on the financial statements, audit reports, or other financial documents approved by all three parties for the most recently completed fiscal year of the Target Company.

6.3 Breach of Contract Liability

If prior to Closing, the Target Company is found to have any of the following:

(1) Annual operating revenue below US$20,000,000;

(2) Material undisclosed losses;

(3) Material misrepresentations or omissions that materially frustrate Party B’s acquisition purpose;

and such matters were known or should have been known by Party A but undisclosed to Party B, Party B may demand full refund of consulting fees plus direct damages from Party A.

This provision shall not apply if such facts have been acknowledged and accepted in writing by Party B.

ARTICLE 7 RIGHTS AND OBLIGATIONS

7.1 Advisor

(1) Right to receive the Advisor Fee and escrow Consideration in accordance with this Agreement;

(2) Overall coordination, negotiation, and communication among all parties;

(3) Timely disbursement of escrow funds and assistance in closing;

(4) Full disclosure of material information of the Target Company;

(5) Assistance in Japanese legal registration and equity transfer;

(6) Good-faith assistance to improve the Target Company’s operation and compliance within one year after closing. Advisor does not warrant NASDAQ listing and shall not be liable for listing results.

7.2 Client

(1) Right to receive the Services in accordance with this Agreement;

(2) Timely payment of all fees and Consideration;

(3) Provision of all required documents for execution, due diligence, registration, and closing;

(4) Sole responsibility for corporate governance, board resolutions, disclosure, regulatory filings, and compliance.

ARTICLE 8 POST-CLOSING MANAGEMENT

8.1 Upon Registration Completion, Client agrees that Advisor may recommend a third-party manager to operate the Target Company for three years, with estimated annual management fees not exceeding US$400,000, subject to a separate Management Agreement.

8.2 Management fees shall be paid directly by Client to the third-party manager and shall not be treated as operating expenses of the Target Company.

8.3 Detailed management terms shall be governed by the separate Management Agreement.

8.4 Client may supervise and evaluate the management. In the event of mismanagement causing legal, financial, or reputational harm, Client may terminate such arrangement and seek remedies for losses.

ARTICLE 9 CONFIDENTIALITY

9.1 Each Party shall maintain strict confidentiality of all non-public information obtained in connection with this Agreement.

9.2 No Party shall disclose confidential information without prior written consent, except as required by law, court order, regulatory requirement, or to professional advisors on a need-to-know basis.

9.3 This Article shall survive termination of this Agreement for three years.

ARTICLE 10 DEFAULT

10.1 Any breach of this Agreement shall entitle the non-breaching Party to claim damages for proveh direct losses.

10.2 Late payment by Client shall incur a daily penalty of 0.05% of the overdue amount.

10.3 If Advisor materially delays performance without just cause, Client may issue a written cure notice; if not cured within 15 days, Client may terminate this Agreement and recover fees for unperformed services.

10.4 Advisor does not warrant or guarantee Client’s NASDAQ listing or trading restoration, except for the Advisor Fee conditions herein.

10.5 A material breach of Article 6.1 shall entitle Client to a full refund of all Advisor Fees and Consideration paid.

ARTICLE 11 FORCE MAJEURE

A Party shall not be liable for failure to perform due to force majeure, including natural disasters, war, government actions, regulatory restrictions, policy changes, cross-border payment disruptions, or material market events. The affected Party shall promptly notify the other Party and mitigate losses.

ARTICLE 12 EFFECTIVE DATE, TERM AND TERMINATION

12.1 This Agreement shall take effect upon execution by both Parties.

12.2 This Agreement shall remain in effect until all fees are paid, Registration Completion is achieved, and all material obligations are fulfilled.

12.3 This Agreement may be terminated by mutual written consent.

12.4 If the Acquisition cannot proceed due to legal or regulatory barriers, the Parties shall negotiate termination and fee allocation in good faith.

ARTICLE 13 GOVERNING LAW AND DISPUTE RESOLUTION

13.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to its conflict of laws principles.

13.2 Any dispute arising out of or in connection with this Agreement shall first be settled through friendly consultation. If no settlement is reached, such dispute shall be submitted to the exclusive jurisdiction of the courts located in the State of New York, U.S.A.

13.3 During dispute resolution, the Parties shall continue to perform noncontroversial provisions.

ARTICLE 14 MISCELLANEOUS

14.1 Any amendment or supplement must be in writing and signed by both Parties.

14.2 This Agreement is executed in two originals, each Party holding one, with equal legal effect.

14.3 Section headings are for convenience only and shall not affect interpretation.

14.4 If any provision is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Party A:

Broad Investment Securities LLC

By:	/s/ Ali Kaya
Name: Ali Kaya
Title: Authorized Representative

Date: 04/15/2026

Party B:

MANSIONS CATERING AND HOTEL LTD

By:	/s/ Siping Xu
Name: Siping Xu
Title: Authorized Representative

Date: 4/15/2026